UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2016

ATLAS ENERGY GROUP, LLC

(Exact name of registrant specified in its charter)

Delaware	001-36725	45-3741247
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 11, 2016, Atlas Energy Group, LLC (the “Company”) held its 2016 Annual Meeting of Unitholders (the “Annual Meeting”). The final results of voting on each of the items submitted to a vote of unitholders at the Annual Meeting are provided below.

1.	Each of the following nominees was elected to the Board of Directors of the Company as follows:

Nominee	Units For	Units Withheld	Broker Non-Votes

Mark C. Biderman	8,610,922	3,152,775	12,924,292

DeAnn Craig	8,617,111	3,146,586	12,924,292

2.	The unitholders voted to approve the compensation of the Company’s named executive officers disclosed in the proxy statement, with 69.16% of the votes cast voting “For” the proposal. The unitholder vote is advisory and non-binding. The number of units cast in favor of approval, the number against, the number abstaining, and the number of broker non-votes were as follows:

Units For	Units Against	Abstentions	Broker Non-Votes

8,136,820	3,542,791	84,086	12,924,292

3.	The voting results are set forth below on the proposal that the unitholders determine, on an advisory basis, whether the frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the proxy statement should be every year, every two years or every three years.

Every One Year	Every Two Years	Every Three Years	Abstentions

11,389,596	72,866	228,765	72,470

4.	The unitholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year. The number of units cast in favor of the ratification of Grant Thornton LLP, the number against, the number abstaining, and the number of broker non-votes were as follows:

Units For	Units Against	Abstentions	Broker Non-Votes

24,237,649	168,310	282,030	0

Consistent with the recommendation of the unitholders, the Board of Directors of the Company has determined that the Company will conduct an advisory vote on the compensation of its Named Executive Officers every year until the next required vote on the frequency of the unitholder vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY GROUP, LLC

Dated: July 15, 2016	By:	/s/ Lisa Washington
	Name:	Lisa Washington
	Title:	Senior Vice President, Chief Legal Officer and Secretary